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                                                                Exhibit 23.4

                       [MONTGOMERY SECURITIES LETTERHEAD]

Members of the Board of Directors
StrataCom, Inc.
1400 Parkmoor Avenue
San Jose, CA 95126

Gentlemen:

        We hereby consent to the inclusion of our opinion letter dated April 21, 1996 to the Board of Directors of StrataCom, Inc. (the "Company") regarding the acquisition of StrataCom, Inc. by Cisco Systems, Inc., in StrataCom, Inc. and Cisco Systems, Inc.'s Joint Proxy Statement/Prospectus on Form S-4 (the "Registration Statement") and to the references therein to our firm and to our opinion. In giving the foregoing consent, we do not admit (i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of the 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,


                                        /s/ Montgomery Securities
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                                        MONTGOMERY SECURITIES